UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 26, 2012
Date of Report (Date of earliest event reported)

First China Pharmaceutical Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54076	74-3232809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number 504, West Ren Min Road,
Kunming City, Yunnan Province
People’s Republic of China, 650000
(Address of Principal Executive Offices)

852-2138-1668
(Registrant’s telephone number, including area code)

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 26, 2012, the Board of Directors (“Board”) of First China Pharmaceutical Group, Inc., a Nevada corporation (the “Company”), appointed James Vergil McTevia as a member of the Company’s Board effective immediately. It is contemplated that Mr. McTevia may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time. Mr. McTevia’s appointment is in accordance with the terms and conditions of the Company’s private offering in March 2011, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2011, wherein the Company was to consider for appointment certain designees to the Company’s Board as presented by the Company’s placement agent.

Other than as noted herein, there is no arrangement or understanding pursuant to which Mr. McTevia was appointed a director of the Company. Mr. McTevia has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. The Company’s Board is now comprised of Messrs. Zhen Jiang Wang, Jack Zwick, Gregory D. Tse and James V. McTevia.

Mr. McTevia’s Professional History

Mr. McTevia is currently the managing member of McTevia & Associates, LLC, a management and financial consulting firm founded in 1960 by Mr. McTevia. Mr. McTevia has been the managing member of McTevia & Associates, LLC since its inception. McTevia & Associates, LLC provides services to publicly and privately held businesses, banks, savings and loan associations, pension funds, mortgage companies, regulatory authorities, and their customers and/or clients, in the areas of business restructuring, refinancing, management reorganization and transition, and mergers and acquisitions. Mr. McTevia currently serves on the Board of Directors of: Variety Food Services, located in Warren, Michigan; Michigan Mutual Wholesale Mortgage Company, located in Southfield, Michigan; MMI International Insurance Ltd., located on the Island of Nevis, Lesser Antilles; and SIR Corp., based out of Burlington, Ontario, Canada, where he also serves on the audit committee.

Mr. McTevia holds an Honorary Doctorate of Science in Business Administration from Cleary College in Ypsilanti, Michigan, and he previously attended Port Huron Junior College. He is a frequent lecturer to business and professional groups, and his bylined articles appear regularly in leading business, legal and financial trade publications throughout the country.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 26, 2012, the Company issued a press release announcing the appointment of Mr. McTevia to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated June 26, 2012

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First China Pharmaceutical Group, Inc.

Dated: July 2, 2012	By:	/s/ Zhen Jiang Wang
Zhen Jiang Wang
Chief Executive Officer